Exhibit 21.1

Subsidiaries of Sensata Technologies Holding B.V.

Name	Jurisdiction of Incorporation
Sensata Technologies B.V.	The Netherlands

Sensata Technologies Intermediate Holding B.V.	The Netherlands

Sensata Technologies Japan Limited	Japan

Sensata Technologies Malaysia Sdn. Bhd.	Malaysia

Sensata Technologies Korea Limited	Korea

Sensata Technologies Holland B.V.	The Netherlands

Sensata Technologies Holding Company Mexico, B.V.	The Netherlands

Sensata Technologies de México, S. de R.L. de C.V.	Mexico

Servicios Administrativos Sensata Technologies, S. de R.L. de C.V.	Mexico

Sensata Technologies Finance Company LLC	United States

Sensata Technologies Holding Company, U.S., B.V.	The Netherlands

Sensata Technologies, Inc.	United States

Sensata Technologies India Private Limited	India

Sensata Technologies Singapore, Pte. Ltd.	Singapore

Sensata Technologies Taiwan Co., Ltd.	Taiwan

Sensata Technologies Hong Kong Ltd.	Hong Kong

Sensata Technologies Baoying Co., Ltd.	China

Sensata Technologies Spain, S.L.	Spain

Sensata Technologies Germany GmbH	Germany

Sensata Technologies Sensores E Controles do Brasil Itda.	Brazil

Sensata Technologies Changzou Co., Ltd.	China

Sensata Technologies China Limited	China

Sensata Technologies Italia S.r.L	Italy

First Inertia Switch Ltd. (US)	United States

Control Devices, Inc.	United States

CDI Netherlands B.V.	The Netherlands

RDI Management Company, Inc.	United States

CDI Holding International SAS	France

FTCP Holdings Ltd.	United Kingdom

Sensata Technologies Limited	United Kingdom

FTCP Bermuda Ltd.	Bermuda

Sensata Technologies Dominicana, SA	Dominican Republic

Sensata Technologies Dominicana Holdings, SA	Dominican Republic

Sensata Technologies (Europe) Limited	United Kingdom

Sensata Technologies Massachusetts, Inc.	United States

Sensata Technologies Maryland, Inc.	United States

Sensata Technologies Mexico Distribution S.A. de C.V.	Mexico

Airpax Electronics de Mexico, S. de R. L. de CV	Mexico

Nihon Airpax Company, Ltd.	Japan

Airpax Electronics (Shanghai) Company, Ltd.	China

Sensata Technologies U.K., Ltd.	United Kingdom